UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2015 (January 13, 2015)

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Interest in Gateway Energy &Coal Company, LLC

On January 13, 2015, SunCoke Energy Partners, L.P. (the “Partnership”) announced that it had completed the previously announced acquisition from its sponsor, SunCoke Energy, Inc. (“SunCoke”), of a 75 percent limited liability company interest in Gateway Energy & Coke Company, LLC (“Gateway”) in exchange for a total transaction value of approximately $245.0 million (the “Gateway Transaction”), which included (a) the issuance of (i) approximately $50.6 million of common units to a subsidiary of SunCoke by means of a private placement, and (ii) approximately $1.0 million of general partner interests issued to SunCoke Energy Partners GP LLC, the Partnership’s general partner (the “General Partner”), to maintain the General Partner’s 2% general partner interest in the Partnership, and (b) the Partnership’s assumption and repayment of approximately $135.0 million principal amount of the outstanding $240.0 million principal amount of SunCoke’s 7.625% senior unsecured notes due August 2019 (the “SunCoke 2019 Notes”), and approximately $5.6 million of accrued but unpaid interest on these notes to the date of redemption plus the applicable redemption premium of approximately $7.7 million.

On January 20, 2015, SunCoke, at the Partnership’s direction and in accordance with the terms of the Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, the Partnership, SunCoke and agreed to for purposes of Section 2.9 thereof by Gateway (the “Contribution Agreement”), exercised its right to optionally redeem the SunCoke 2019 Notes, and the Partnership expects that settlement of such redemption will occur approximately 30 days after the Partnership’s assumption of the SunCoke 2019 Notes.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Senior Notes

On January 13, 2015, the Partnership and SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), together with certain other affiliated parties, entered into a note purchase agreement (the “Note Purchase Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several initial purchasers (the “Initial Purchasers”) with respect to the issuance and sale by the Issuers of $200,000,000 principal amount of their 7 3/8% Senior Notes due 2020 (the “Notes”). On January 16, 2015, the Issuers completed the private placement of Notes. The Notes were issued pursuant to the Indenture dated as of January 24, 2013 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated September 30, 2013, the Second Supplemental Indenture dated November 27, 2013, the Third Supplemental Indenture dated May 9, 2104 and the Fourth Supplemental Indenture dated January 16, 2015 (the Original Indenture, as amended and supplemented, the “Indenture”) among the Issuers, the guarantors identified therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Issuers issued $150,000,000 principal amount of Notes in January 2013 and an additional $250,000,000 principal amount of Notes in May 2014.

The Partnership intends to use approximately $148.3 million of the proceeds from the issuance and sale of the Notes to fund the assumption and redemption of $135.0 million principal amount of the SunCoke 2019 Notes, payment of approximately $5.6 million of accrued but unpaid interest on the SunCoke 2019 Notes to the date of redemption and approximately $7.7 million for redemption premium, in connection with the Gateway Transaction. The Partnership intends to use approximately $45 million of the proceeds to prefund certain environmental liabilities related to Gateway’s Granite City, III. cokemaking facility. The remaining proceeds will be retained to pay transaction costs and for general partnership purposes.

The Notes constitute “Additional Notes” (as such term is defined in the Indenture) and were issued pursuant to and in compliance with the Indenture. The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes are the senior unsecured obligations of the Issuers, and are guaranteed on a senior unsecured basis by each of the Partnership’s existing and certain future subsidiaries (other than Finance Corp.). The Notes will mature on February 1, 2020. Interest on the Notes will accrue at the rate of 7.375% from August 1, 2014. Interest on the Notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing on February 1, 2015.

The Issuers may redeem some or all of the Notes at any time on or after February 1, 2016 at specified redemption prices plus accrued and unpaid interest, if any, to the redemption date. Before February 1, 2016 and following certain equity offerings, the Issuers may also redeem up to 35% of the Notes at a price equal to 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to February 1, 2016, the Issuers may redeem some or all of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

The Issuers are obligated to offer to purchase all or a portion of the Notes at a price of (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain subordinated debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) enter into agreements restricting the ability of subsidiaries to pay dividends and (ix) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents.

A copy of the Note Purchase Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Fourth Supplemental Indenture, dated January 16, 2015 is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Omnibus Agreement Amendment

Simultaneously with the closing of the Gateway Transaction, the Partnership entered into Amendment No. 2 to Omnibus Agreement, dated January 13, 2015, by and between the Partnership, SunCoke Energy Partners GP LLC (the “General Partner”) and SunCoke (the “Omnibus Agreement Amendment”). Pursuant to the Omnibus Agreement Amendment, SunCoke will indemnify the Partnership for known remediation costs arising from environmental matters discovered and identified as requiring remediation prior to the closing of the Gateway Transaction, except for any liability or increase in liability as a result of changes in environmental regulations.

If, prior to the fifth anniversary of the Partnership’s initial public offering, an environmental matter that was discovered either before or after the closing of the Gateway Transaction is identified as requiring remediation, SunCoke will indemnify the Partnership for such remediation costs, except for any liability or increase in liability resulting from changes in environmental regulations; provided, however, that the Partnership must bear the first $5 million of such remediation costs, and SunCoke’s liability for such currently unknown remediation costs will not exceed $50 million.

Following the Gateway Transaction, the Partnership will indemnify SunCoke for events relating to the Partnership’s operations except to the extent that the Partnership is entitled to indemnification by SunCoke. SunCoke will fully indemnify the Partnership with respect to any tax liability arising prior to or in connection with the closing of the Gateway Transaction. SunCoke will either cure or fully indemnify the

Partnership for losses resulting from material title defects at the properties owned by Gateway or Gateway Cogeneration Company LLC, a wholly owned subsidiary of Gateway (“Gateway Cogeneration”), to the extent that such defects interfere with, or could reasonably be expected to interfere with, the operations of the Gateway cokemaking facility.

In addition, pursuant to the Omnibus Agreement Amendment, until the fifth anniversary of the Partnership’s initial public offering, SunCoke will make the Partnership whole, in certain circumstances, to the extent a customer of Gateway fails to satisfy its purchase and payment obligations pursuant to a coke sales agreement in effect as of the closing of the Gateway Transaction, or to the extent any such customer obligations are reduced.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On January 13, 2015, the Partnership issued a press release announcing the completion of the Gateway Transaction. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On January 13, 2015, the Partnership issued a press release announcing the pricing of the private offering of $200,000,000 principal amount of its 73/8% Senior Notes due 2020. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) were previously filed on a Current Report on Form 8-K on January 13, 2015.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) were previously filed on a Current Report on Form 8-K on January 13, 2015.

(d) Exhibits

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC (incorporated by reference to Exhibit 2.1 to SunCoke Energy Partners, L.P.’s Current Report on Form 8-K filed on January 13, 2015 (File No. 001- 35782)).

4.1	Note Purchase Agreement, dated January 13, 2015.

4.2	Fourth Supplemental Indenture, dated January 16, 2015, among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the Guarantors named therein, and The Bank of New York Mellon, as trustee.

99.1	Press Release dated January 13, 2015.

99.2	Press Release dated January 13, 2015.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: January 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC (incorporated by reference to Exhibit 2.1 to SunCoke Energy Partners, L.P.’s Current Report on Form 8-K filed on January 13, 2015 (File No. 001- 35782)).

4.1	Note Purchase Agreement, dated January 13, 2015.

4.2	Fourth Supplemental Indenture, dated January 16, 2015, among SunCoke Energy Partners, L.P., SunCoke Energy Partners Finance Corp., the Guarantors named therein, and The Bank of New York Mellon, as trustee.

99.1	Press Release dated January 13, 2015.

99.2	Press Release dated January 13, 2015.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.